Exhibit 21.1
SUBSIDIARIES OF AMEREN CORPORATION
AT DECEMBER 31, 2006

State or Jurisdiction
Name	of Incorporation

Ameren Corporation	Missouri
Ameren Development Company	Missouri
Ameren Energy Communications, Inc.	Missouri
Ameren ERC, Inc.	Missouri
Missouri Central Railroad Company	Delaware
Gateway Energy Systems, L.C.	Missouri
Gateway Energy WGK Project, L.L.C.	Missouri
Ameren Energy, Inc.	Missouri
Ameren Energy Resources Company	Illinois
Ameren Energy Development Company	Illinois
Ameren Energy Generating Company	Illinois
Coffeen and Western Railroad Company	Illinois
Ameren Energy Marketing Company	Illinois
Illinois Materials Supply Co.	Illinois
Electric Energy, Inc. (40% interest)	Illinois
Midwest Electric Power Inc.	Illinois
Joppa and Eastern Railroad Company	Illinois
Met South, Inc.	Illinois
Massac Enterprises LLC	Illinois
Joppa Generating Station LLC	Illinois
AmerenEnergy Medina Valley Cogen, (No. 4) L.L.C.	Illinois
AmerenEnergy Medina Valley Operations, L.L.C.	Illinois
AmerenEnergy Medina Valley Cogen (No. 2) L.L.C.	Illinois
AmerenEnergy Medina Valley Cogen, L.L.C.	Illinois
Ameren Energy Fuels and Services Company	Illinois
Cowboy Railroad Development Co.	Arkansas
AFS Development Company, LLC	Illinois
Gateway Terminal LLC	Missouri
CILCORP Lease Management LLC	Delaware
Ameren Illinois Transmission Company	Illinois
Ameren Services Company	Missouri
Central Illinois Public Service Company	Illinois
CIPS Energy Inc.	Illinois
CIPSCO Investment Company	Illinois
CIPSCO Securities Company	Illinois
CIPSCO Leasing Company	Illinois
CLC Aircraft Leasing Company	Illinois
CLC Leasing Company A	Illinois

State or Jurisdiction
Name	of Incorporation

CIPSCO Energy Company	Illinois
CEC-ACLP Co.	Illinois
CIPSCO Ventures Company	Illinois
CILCORP INC.	Illinois
Central Illinois Light Company	Illinois
CILCO Exploration and Development Co.	Illinois
AmerenEnergy Resources Generating Company	Illinois
CILCO Energy Corporation	Illinois
CIM Energy Investments Inc.	Illinois
QST Enterprises Inc.	Illinois
QST Energy Inc.	Illinois
QST Energy Trading Inc.	Illinois
CILCORP Infraservices Inc.	Illinois
QST Inc.	Illinois
ESE Land Corporation	Illinois
Savannah Resources Corp.	California
ESE Placentia Development Corporation	Illinois
California/Nevada Development L.L.C.	Delaware
CILCORP Ventures Inc.	Illinois
CILCORP Energy Services Inc.	Illinois
Agricultural Research & Development Corp.	Illinois
Energy Risk Assurance Company	Vermont
Illinois Power Company	Illinois
IP Gas Supply Company	Illinois
Illinois Power Transmission Company, LLC	Delaware
Illinois Power Securitization Limited Liability Company	Delaware
Illinois Power Special Purpose Trust	Delaware
Illinois Power Financing I	Delaware
Illinois Power Financing II	Delaware
Union Electric Company	Missouri
Union Electric Development Corporation	Missouri
Electric Energy, Inc. (40% interest)	Illinois
Midwest Electric Power Inc.	Illinois
Joppa and Eastern Railroad Company	Illinois
Met South, Inc.	Illinois
Massac Enterprises LLC	Illinois
Joppa Generating Station LLC	Illinois
Fuelco LLC	Delaware